EXHIBIT 10.16K

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[AEP Letterhead]

October 10, 2011

Oxford Mining Company, LLC

Attn: Ms. Angela Ashcraft

544 Chestnut Street

P.O. Box 427

Coshocton, OH 43812

Re:	Coal Purchase and Sale Agreement No. 10-62-04-900, dated as of May
21, 2004, as amended, between American Electric Power Service
Corporation, as agent for Columbus Southern Power Company (“Buyer”), and Oxford Mining Company, LLC (formerly Oxford Mining Company,
Inc.) (“Seller”)

AMENDMENT 2011-5

Reference is made to the above-referenced Coal Purchase and Sale Agreement, as amended (the “Agreement”), under which Seller is supplying coal to Buyer.

Buyer and Seller hereby agree to the following:

1.	Delete ARTICLE I, Term and Delivery Period, in its entirety and replace with the following in lieu thereof:

Section 1.1 The term of this Agreement (the “Term”) shall commence on the Effective Date, and shall remain in effect until December 31, 2015, unless said Term is terminated earlier as provided elsewhere in this Agreement.

Provided this Agreement is still in effect, Buyer shall have the option to extend the Term of this Agreement (“Option Term Extension”) for an additional three (3) year period beginning January 1, 2016, and extending through December 31, 2018. Buyer shall provide Seller with notice of Buyer exercising its election of the Option Term Extension to extend the Term of the Agreement by July 1, 2013.

Section 1.2. The Delivery Period of this Agreement shall commence on the Effective Date, and shall remain in effect until the end of the Term, unless said Term is terminated earlier as provided elsewhere in this Agreement.

2.	Delete Section 2.1 Contract Quantity, of ARTICLE II, Obligations and Deliveries, in its entirety and replace with the following in lieu thereof:

Section 2.1 Contract Quantity. During the Delivery Period and for the Contract Year(s) specified below, Seller agrees to sell and deliver to Buyer and Buyer agrees to purchase and accept from Seller, FOB truck or railcar (as applicable) at the Designated Delivery Point, the quantity of Coal provided for below.

Contract Year(s)	Annual Contract Quantity	Specification A Coal Tons	Specification B Coal Tons	Option No. 1 Tons	Option No. 2 Tons
2009	1,750,000	500,000	**	—	—
2010 – 2011	1,700,000	500,000	**	—	—
2012	1,700,000	0	1,700,000	0 to 50,000/qtr***	50,001 – 100,000/qtr****
2013-2015	1,700,000	0	1,700,000	0 to 50,000/qtr***	50,001 – 100,000/qtr****
2016 – 2018*	1,700,000	0	1,700,000	0 to 50,000/qtr***	50,001 – 100,000/qtr****

Oxford Mining Company, LLC

Coal Purchase and Sale Agreement No. 10-62-04-900

Amendment No. 2011-5

October 10, 2011

**	If the Option Term Extension is elected by Buyer.
**	For the Delivery Period from [*] through [*], Seller shall deliver, and Buyer shall accept, no less than [*] Tons per Contract Year of Specification A Coal. For each such Contract Year, Buyer shall nominate a minimum of at least [*] Tons of Specification A Coal for delivery hereunder, and the remaining Coal to be delivered to Buyer which is not nominated as Specification A Coal shall consist of Specification B Coal; provided that the total Tons of Specification A Coal and Specification B Coal shall equal the Contract Quantity, as such Contract Quantity may be increased at Buyer’s option as provided herein. For the avoidance of doubt, Buyer’s nomination rights in the preceding sentence mean that Buyer may so elect to receive more than [*] Tons of Specification A Coal during any such Contract Year.
***	Option No. 1 Tons (up to 50,000 Tons) may be elected for delivery in any quarter at least sixty (60) days prior to the start of the quarter at the Contract Price in effect when delivered.
****	Option No. 2 Tons (50,001 – 100,000 Tons) may be elected for delivery in any quarter at least sixty (60) days prior to the start of the quarter at the Contract Price in effect when delivered plus an additional $[*] per Ton.

Such tonnage shall be delivered ratably during each month of each Contract Year unless otherwise agreed to by Buyer and Seller.

Through November 2008, there was a tonnage shortfall of [*] Tons (inclusive of [*] Force Majeure Tons claimed by Seller during Contract [*]). The shortfall was subsequently reduced by [*] tons delivered by Seller in the months of January, February, and October 2009, and by an additional tonnage reduction in the shortfall amount agreed to by the parties in 2009, thereby leaving a remaining shortfall total of [*] Tons as of July 31, 2011 which is agreed to by the parties. Buyer has increased deliveries in August and September, and shall have the right to increase deliveries in any month(s) thereafter, by up to [*] Tons per month with thirty (30) days prior written notice until such time as such shortfall amount of [*] Tons have been delivered. The Contract Price to be paid for such Coal shall be the Contract Price in effect when delivered.

Prior to Seller selling any washed Coal to a third party from a preparation plant that commences operation after January 1, 2009, Buyer shall have the right of first refusal to purchase the first [*] Tons of washed Coal being sold by Seller which is processed during any Contract Year from such preparation plant. If Buyer elects to purchase such washed Coal, the Contract Price for such washed Coal shall be (i) the price at which Seller would otherwise sell such washed Coal to a third party for any such purchase occurring prior to January 1, 2013 and (ii) the price at which Seller would otherwise sell such washed Coal to a third party less $[*] per Ton for any such purchase occurring thereafter. Should Buyer elect to purchase such washed Coal, Seller’s tonnage obligation under this Agreement shall be reduced by the amount of such washed Coal that Seller delivers to Buyer. Such washed Coal shall meet the Specification C quality specifications as set forth on Schedule 3.1-A.

3.	Delete ARTICLE V, Contract Price, in its entirety and replace with the following in lieu thereof:

a)	The Contract Price for Coal received [*] through [*] was and will be on an escalated price basis as specified in this Agreement as in effect immediately prior to [*]. The Contract Price for Coal beginning [*] is on a fixed price basis, with no escalation, as follows:

Contract Year	Price Per Ton - Specification B Coal
FOB Plant:
[*]	[*]
[*]	**
[*]	**

*	If the Option Term Extension is elected by Buyer.
**	Fixed Contract Price for Specification B Coal to be determined for each such Contract Year as provided below.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Oxford Mining Company, LLC

Coal Purchase and Sale Agreement No. 10-62-04-900

Amendment No. 2011-5

October 10, 2011

b)	The determination of the Contract Price for Specification B Coal for each of Contract Years [*] will involve utilizing three (3) publications, [*], to determine the annual market prices used in establishing the price per Ton which is the Contract Price. Should Buyer elect to exercise the Option Term Extension to extend this Agreement through [*], the same pricing mechanism will apply for [*]. The specific publications and reference markets shall be as follows:

[*]

[*]

[*]

[*].

c)	The pricing calculation will then be as follows:

1.	[*].

2.	[*].

3.	[*].

4.	[*]:

[*]

[*]

5.	[*]

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Oxford Mining Company, LLC

Coal Purchase and Sale Agreement No. 10-62-04-900

Amendment No. 2011-5

October 10, 2011

6.	[*]

7.	[*]

8.	[*]

d)	Seller and Buyer shall keep accurate up-to-date records and books of account showing all costs, payments, price revisions, credits, debits, weights, analyses, and other data required of each of them for the purpose of administering this Agreement.

e)	Buyer and its designated representatives and/or agents, including but not limited to its auditors, engineers, and geologists, shall at reasonable times have access to the mine(s) producing Coal under this Agreement, to all support facilities, and to all records pertaining to this Agreement (including but not limited to records pertaining to the Coal reserves); to the production and cost of production records of Coal produced at the production sources specified on Schedule 3.1-B; to all records related to the operation, maintenance, calibration, and testing (including bias testing) of the scales and/or samplers; and to all records pertaining to the costs of transportation hereunder (such access to such cost records shall be only as required for purposes of administering this Agreement).

[Remainder of Page Intentionally Left Blank with Signatures on Following Page]

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Oxford Mining Company, LLC

Coal Purchase and Sale Agreement No. 10-62-04-900

Amendment No. 2011-5

October 10, 2011

Except as amended herein, all other provisions of the Agreement shall remain in full force and effect. If you are in agreement with the foregoing, kindly indicate your acceptance thereof by signing the enclosed duplicate of this letter in the space provided and then returning it to us.

/s/ Timothy K. Light

Timothy K. Light

Sr. Vice President

Fuel, Emissions & Logistics

On behalf of AMERICAN ELECTRIC POWER

SERVICE CORPORATION, as Agent for

Columbus Southern Power Company

Accepted as of the date hereof: 10-25-2011

Oxford Mining Company, LLC

/s/ Charles C. Ungurean
Signature

Charles C. Ungurean
Name (Print)

President and Chief Executive Officer
Title

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.